Exhibit 99.2

BOREAL WATER COLLECTION, INC.

DIRECTORS' RESOLUTION

01.19.2015.Francine Lavoie

BE IT KNOWN THAT, on the 19th day of January, 2015, at a duly constituted special meeting of the Directors of Boreal Water Collection, Inc. (“Company”), the following resolution was voted and approved upon motion duly made and seconded.

WHEREAS, the Company is obligated under the terms of a Debt Conversion Note Agreement of $250,342.10 plus 5% yearly interest dated July 31, 2014 and

WHEREAS, the Company is agreeable to such a issuance;

NOW, THEREFORE, BE IT RESOLVED, the Board of Directors hereby authorizes the issuance of 180,070,260 restricted common stock shares of Boreal Water Collection Inc for the total debt of $256,239.98 at a price of $0.0014233 as per the terms of the note.

The stock certificate shall be in the name of Francine Lavoie and shall be restricted shares.

CERTIFICATION BY SECRETARY

I am the Secretary of Boreal Water Collection, Inc. I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Boreal Water Collection, Inc. on January 19, 2015, in accordance with the provisions of our Bylaws.

IN WITNESS WHEREOF, I have this 19th day of January, 2015 subscribed my name as Secretary of Boreal Water Collection, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).

________________________________________

Secretary of Corporation

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WAIVER OF NOTICE

The undersigned Directors of Boreal Water Collection, Inc. hereby waive notice of the special Directors’ meeting held on January 19, 2015. We consent to all actions taken in the meeting. Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.

_______________________________

Director

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